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                             THE PANDA PROJECT, INC.

                               RESELLER AGREEMENT

         This Reseller Agreement ("Agreement") is between The Panda Project, Inc., a Florida corporation ("The Panda Project"), and Siemens Nixdorf Information Systems, Inc., a Massachusetts corporation, having its principal place of business at 200 Wheeler Road, Burlington, MA 01803 ("Reseller").

         The term "Archistrat Products" as used in this Agreement shall mean items described in the applicable Reseller price list published by The Panda Project ("Price List"), as updated and revised by The Panda Project from time to time, the current version of which will be provided to Reseller and deemed attached as Exhibit A hereto and incorporated herein by this reference, including all upgrades and enhancements thereto, and in any configuration or system type in current production.

1.       APPOINTMENT AS RESELLER

         1.1 The Panda Project appoints Reseller as an Authorized Reseller for Archistrat Products worldwide, and Reseller agrees to become a Reseller for the Archistrat Products in such area, in accordance with the terms and subject to the conditions set forth herein. Reseller acknowledges and agrees that nothing in this Agreement shall prevent The Panda Project from engaging any other reseller for the Archistrat Products in the United States or in any other location. In addition, to the extent the Archistrat Products are sold under the terms of this Agreement with software products, The Panda Project shall grant to Reseller for delivery to the end user a limited, non-exclusive sublicense to use such software products. Reseller shall at all times comply with any authorization requirements mutually agreed to in writing and with all applicable federal, state and local laws and regulations applicable to the performance of the Reseller's services (the "Applicable Laws").

         In addition to the above-referenced appointment, The Panda Project appoints Reseller as the sole and exclusive Authorized Reseller for the Archistrat Products identified hereinbelow (the "Exclusive Products") for and to all Siemens Affiliates worldwide; provided, that the parties acknowledge and agree that certain existing Panda resellers may from time to time offer and sell Archistrat Products to Siemens Affiliates. The Panda Project will notify Reseller of such sales as it becomes aware of them.


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Furthermore, The Panda Project shall have the right to sell Archistrat Products directly to Siemens Affiliates in the event The Panda Project notifies Reseller of any such proposed sale and Reseller does not within 30 days thereafter notify The Panda Project that Reseller has decided to sell the Archistrat Products to such Siemens Affiliate. "Siemens Affiliates" for the purposes of this Agreement shall mean any entity controlled by, controlling, or under common control of Reseller (with "control" defined as 51% ownership). The Exclusive Products are:
4s Server, 4b Workstation product lines and all upgrades and enhancements thereto.

         1.2 Reseller is an independent contractor and not a legal representative, employee or agent of The Panda Project for any purpose whatsoever and Reseller shall determine and have sole control over the manner, means and method of performance of its services under this Agreement. Reseller represents that it is a reseller of computer products and that it shall purchase the equipment and license the software products under this Agreement (or in the case of other software products, other agreements) for incorporation into systems which Reseller then markets to third-party users in the regular course of its business. It is agreed that Reseller's systems may include the significant addition of other equipment or software which Reseller manufactures, acquires or develops for inclusion into Reseller's systems and that these additions must represent functional and value enhancements to Archistrat Products. The Panda Project makes no warranty with respect to any such additions or enhancements.

2.       TERM

         The term ("Term") of this Agreement shall be 24 months, commencing on the date The Panda Project executes this Agreement ("Effective Date"). This Agreement will be automatically renewed at the conclusion of the initial 24-month period for successive 12-month periods unless either Reseller or The Panda Project indicates by written notice to the other party not less than 30 days prior to the end of the Term or any such 12-month period that it does not intend to renew. Notwithstanding the foregoing, this Agreement may be terminated by either party pursuant to Section 13 of this Agreement.

3.       DUTIES OF RESELLER

         In addition to the other duties set forth in this Agreement, Reseller shall have the following duties:

         3.1 Reseller agrees that it shall exert reasonable efforts to market, advertise, promote, sell, install, service and support Archistrat Products for Reseller's customers in accordance with the terms of this Agreement. In performing its marketing, promotional and selling functions under this Agreement, Reseller shall not use any materials or advertisements which have not been approved previously in writing by The Panda Project's authorized representatives. The Panda Project shall provide to the Reseller at no cost fifty (50) copies of the current versions of all available marketing materials for the Archistrat Products. Thereafter, Reseller shall purchase such marketing materials as it deems necessary at the List Price therefor. Reseller agrees that prior to accepting a purchase order from a customer for Archistrat Products, that it shall have provided to the customer written materials containing the material features of the Product, including the material terms relating to the warranty of the Archistrat Product. In addition, Reseller agrees to consult with The Panda Project periodically with respect to The Panda Project's production and delivery process for the Archistrat Products.

         The Panda Project shall provide on loan at no cost to Reseller at Reseller's location(s) of choice five (5) demonstration/seed server systems (base models) ("Loaner Equipment") for the purposes of demonstrating the Products and use as prospect lab equipment. Reseller agrees to pay for any extras or upgrades. Reseller will at the end of six (6) months from the date of this Agreement either pay for (at Reseller's price pursuant to Section 6.4) or return the Loaner Equipment to The Panda Project in good condition, reasonable wear and tear excepted. The parties may mutually agree on the terms of additional Loaner Equipment. Any Loaner Equipment that is shipped to a customer's premises for testing must be shipped for use in a configuration approved by The Panda Project in writing and pursuant to an Evaluation Equipment Agreement substantially in the form attached hereto as Exhibit E. The Panda Project makes no warranty of any kind with respect to any Loaner Equipment.

         3.2 Reseller shall perform all service on Archistrat Products sold and installed by Reseller. In performing these duties under this Agreement, Reseller shall ensure that any installation, support or warranty services will be performed only by qualified personnel which have been certified to perform such services by The Panda Project.

         3.3 In connection with the support and warranty services which Reseller is required to provide to its customers relating to the Archistrat Products, Reseller shall maintain 24-hour toll-free telephone service to respond to questions and schedule on-site services, as necessary. Support services, including, without limitation, telephone communications with customers and with The Panda Project's technical support personnel and engineers, shall be provided by Reseller at its sole cost and expense. Warranty services that are provided by Reseller on-site shall be reimbursed by The Panda Project, within 30 days after receipt of invoices (with labor charges to be reimbursed at the rates shown on Exhibit B).

         3.4 The Panda Project shall provide the parts listed on The Panda Project approved part list, a current copy of which is attached as Exhibit C and which The Panda Project shall have the right to update and revise from time to time at its sole discretion (the "Parts List"), on a consignment basis to Reseller; such parts shall be supplied in kits in mutually agreed quantities. The terms and conditions of the consignment of such parts shall be as set forth herein and in the Consigned Inventory Agreement attached hereto as Exhibit D and incorporated herein by reference (the "Consigned Inventory Agreement"). To the extent Reseller is reasonably required to supply a replacement part (from such consigned inventory or otherwise) to replace a part covered by The Panda Project's limited warranty, Reseller shall notify The Panda Project at a number to be designated by The Panda Project (or if The Panda Project designates in writing a different entity, such other entity) of the problem and the required part, by description and number based on the Parts List, and obtain a return material authorization number ("RMA") from The Panda Project or such other entity. The Panda Project (or another designee of The Panda Project) will deliver such part to Reseller for installation or to replace the part supplied by Reseller from the consigned inventory, as the case may be, in connection with Reseller's warranty service. Reseller shall return the original part with proof of purchase and the RMA to The Panda Project promptly following replacement at The Panda Project's cost and expense, including the reasonable labor charges of Reseller (at the rates shown on Exhibit B).

         3.5 To the extent the parties have been unable to resolve a customer problem and mutually determine that performance of services covered by The Panda Project's limited warranty under Section 9.1 will require replacement of the Archistrat Product, Reseller shall notify The Panda Project (or if The Panda Project designates in writing a different entity, such other entity) of the problem and obtain an RMA from The Panda Project or such other entity. The Panda Project (or another designee of The Panda Project) will deliver the replacement Archistrat Product to Reseller for installation and completion of the warranty service. Reseller shall return the original product with proof of purchase


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and the RMA to The Panda Project promptly following replacement at The Panda
Project's cost and expense, including the reasonable labor charges of Reseller (at the rates shown Exhibit B).

         3.6 (a) To the extent Reseller requires replacement parts to replace parts which Reseller has supplied to third parties from consigned inventory pursuant to the Consigned Inventory Agreement other than (i) in connection with services covered by The Panda Project's limited warranty or (ii) for replacement of parts damaged while under consignment, Reseller shall notify The Panda Project (or, if the Panda Project designates in writing a different entity, such other entity) of the part based on the Parts List and The Panda Project (or another designee of The Panda Project) will deliver the replacement part to Reseller. The Panda Project shall invoice Reseller for the cost of the replacement part, at the price shown on the Parts List (provided, Reseller shall receive ************************************************ ************ following the Triggering Event, as defined in Section 6.4 below) off the price shown on the Parts List for parts purchased by Reseller for resale to Siemens Affiliates and * *********************************************************** following the
Triggering Event, as defined in Section 6.4 below) off the price shown on the Parts List for parts purchased by Reseller for resale to parties other than Siemens Affiliates), and Reseller shall pay The Panda Project for such part within thirty days of the date of the invoice.

                  (b) To the extent Reseller requires replacement parts or a replacement Archistrat Product other than (i) in connection with services covered by The Panda Project's limited warranty or (ii) for replacement of parts damaged while under consignment, and any such replacement parts are not in consigned inventory pursuant to the Consigned Inventory Agreement, Reseller shall notify The Panda Project (or if The Panda Project designates in writing a different entity, such other entity) of the part based on the Parts List or the product and The Panda Project (or another designee of The Panda Project) will deliver the replacement part or product to Reseller for installation and completion. The Panda Project shall invoice Reseller for the cost of the (x) replacement part, at the price shown on the Parts List (provided, Reseller shall receive *********************************************** ************* following the Triggering Event, as defined in Section 6.4 below) off the price shown on the Parts List for parts purchased by Reseller for resale to Siemens Affiliates and * ************************************************************ following the
Triggering Event, as defined in Section 6.4 below) off the price shown on the Parts List for parts purchased by Reseller for resale to parties other than Siemens Affiliates) or

(y) product, at the then applicable price pursuant to Section 6.4, and Reseller shall pay The Panda Project for such part or product within 30 days of the date of the invoice.

         3.7 Should The Panda Project's examination and testing of parts or products returned by Reseller pursuant to Section 3.4 or 3.5 not disclose any defect covered by warranty, The Panda Project shall so advise Reseller and dispose of or return the parts or products in accordance with Reseller's instructions and at Reseller's sole expense, and Reseller shall reimburse The Panda Project for transportation and testing expenses and expenses incurred by The Panda Project pursuant to Section 3.4 or 3.5 at The Panda Project's then current non-warranty repair rates.

4.       FORECAST OF SALES OF ARCHISTRAT PRODUCTS

         Within 60 days after the Effective Date, Reseller shall provide to The Panda Project a reasonably detailed written business plan (the "Business Plan") containing a forecast of anticipated orders of the Archistrat Products by Reseller for the next 12 months and specifying the following information: (a) monthly estimates of the number and types of systems expected to be ordered setting forth any assumptions; and (b) any other information which Reseller deems relevant to the forecasting process. In addition, Reseller shall meet with a representative of The Panda Project designated by The Panda Project on the third week of each month to review and revise the Business Plan, including developing better estimates for the two months following the next month (the "Confirmed Orders") and agreeing on a commitment schedule for the subsequent month's period (the "Commitment Schedule"), which schedule will set forth the minimum number and types of systems expected to be ordered during such period. Based on customer orders received, Reseller shall forward to The Panda Project purchase orders ("Reseller Purchase Orders") which shall specify (1) a purchase order number and date; (2) the number and types of systems ordered (including any specific requirements and bundled products); (3) the unit prices and extended prices based on the Price List and whether or not the customer is a Siemens Affiliate; (4) shipping information (including delivery points and contact persons) provided, that The Panda Project shall have sole discretion concerning method of shipment, identity of carrier and any other matters relating to shipping; (5) date(s) of delivery; (6) that the terms and conditions of this Agreement govern such Reseller Purchase Order; and (7) authorized signature. The Panda Project shall manufacture Archistrat Products based on Reseller Purchase Orders. The Panda Project shall apply the numbers set forth in such Reseller Purchase Orders against the minimums contained in the Commitment


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Schedule. To the extent the amounts set forth in the Reseller Purchase Orders for the month exceed the minimum amounts contained in the Commitment Schedule, The Panda Project and Reseller acknowledge that The Panda Project may defer delivery of such excess units; such orders shall be completed and delivered on a sequential basis (i.e., first-in, first-out), and Reseller shall notify the customers of such fact. The Panda Project reserves the right to supply all or a portion of Reseller's forecast and the Reseller Purchase Orders, consistent with availability and other factors as determined by The Panda Project at its sole discretion. The Panda Project shall have no liability or obligation to Reseller for partial or late delivery or for failure to deliver unless such partial or late delivery or failure to deliver were for products contained in Reseller Purchase Orders, in which event, if Reseller has incurred damages, Reseller may claim as its sole remedy liquidated damages of 0.5% of the invoice price of the delayed products for every complete week of delay up to an overall total of 10% of such price.

5.       ORDERING ARCHISTRAT PRODUCTS

         5.1 Reseller shall order Archistrat Products pursuant to Reseller Purchase Orders. Subject to Section 4 above, all Reseller Purchase Orders shall be accepted by The Panda Project, provided, such Reseller Purchase Orders are in conformance with this Agreement and do not contain inaccuracies. All Reseller Purchase Orders shall be governed solely by the terms of this Agreement. No additional or different provisions contained in the Reseller Purchase Orders or other business forms or correspondence shall be of any force whatsoever.

         5.2 Reseller agrees to use best efforts to purchase a minimum of ********************************* worth of the Products during the Term.

         5.3 The Panda Project shall have the right to impose a cancellation or reschedule charge for any order which is canceled or deferred by Reseller (including cancellations resulting from termination of this Agreement) at a rate of **** of the amount set forth in the Reseller Purchase Order, provided that Reseller shall be liable for the invoice price with respect to any order that is cancelled or deferred within 30 days prior to the date scheduled for delivery. Reseller may reflect any such charges in the purchase orders executed by Reseller's customers.

6.       PAYMENT AND PRICES; TITLE; RISK OF LOSS

         6.1 Payment in full for each Archistrat Product from Reseller shall be due and payable within 30 days of the date of


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The Panda Project's invoice (the "Due Date"), which invoice shall not be dated prior to the delivery of the Archistrat Product. Any late payments shall bear interest at the rate of 1% per month. In the event Reseller fails to make payments after 30 days of the Due Date to The Panda Project for the Archistrat Products ordered, The Panda Project reserves the right to require prepayment or other payment arrangements satisfactory to The Panda Project prior to delivery of other Archistrat Products.

         6.2 Subject to Section 6.4, Reseller shall pay The Panda Project for Archistrat Products in United States Dollars at the applicable prices specified in the Price List in effect on the date the Reseller Purchase Order for such products is received or such products are shipped by The Panda Project, whichever is less, provided however, that if publication of a new Price List results in an increase in the price of any Archistrat Product which is listed on the preceding Price List, the increased price shall apply to any order for such Archistrat Product placed by Reseller after the effective date of the Price List which effective date shall not be any earlier than 60 days after receipt in writing by Reseller of such price increase. Reseller Purchase Orders received by The Panda Project prior to the effective date of any increased price shall not be affected by the proposed price increase. The Panda Project shall have the right to amend the Price List without the consent of Reseller. The prices of Archistrat Products or enhancements thereto not previously listed on the Price List from time to time shall be effective upon publication.

         6.3 Reseller agrees to promptly pay any taxes resulting from this Agreement or the activities contemplated hereunder, exclusive of taxes based on the net income of The Panda Project. Reseller agrees to provide The Panda Project with valid reseller-exemption documentation for each applicable taxing jurisdiction to which Archistrat Products are shipped. In the event Reseller fails to do so or such exemption is revoked, modified or not recognized, Reseller will pay to The Panda Project all applicable state and local taxes and duties.

         6.4 Reseller shall receive *********************************
*************************** after the Triggering Event, as defined below) off the list price shown on The Panda Project's Price List for all Archistrat Products purchased by Reseller for resale to Siemens Affiliates. Reseller shall receive ******************** **************************************** after the
Triggering Event, as defined below) off the list price shown on The Panda Project's Price List for all Archistrat Products purchased by Reseller for resale to parties other than Siemens Affiliates. As used in this Agreement, the term "Triggering Event" shall mean the purchase by Siemens from The Panda Project of 25 Archistrat 4s Servers under this Agreement. For any special projects that call for deliveries over a period of time not longer than 24 months from initial delivery and that involve substantially higher volumes of the products, The Panda Project and Reseller shall negotiate in good faith mutually agreeable special discounts in excess of the discounts set forth hereinabove.

         6.5 With respect to shipments within the continental United States, title and risk of loss to each Archistrat Product shall pass to Reseller upon delivery by The Panda Project F.O.B. the point of delivery specified in the applicable Reseller Purchase Order. With respect to shipments outside the continental United States, title and risk of loss to each Archistrat Product shall pass to Reseller upon delivery by The Panda Project to the point of delivery specified in the applicable Reseller Purchase Order, but The Panda Project shall have the right to charge Reseller such incremental shipping and transportation charges, including without limitation packing, freight, storage, insurance and documentation charges, as The Panda Project shall reasonably deem appropriate.

         6.6 The Panda Project shall have the right at its expense to nominate an independent certified or chartered public accountant, acceptable in the reasonably exercised discretion of Reseller, who shall have access to the records of Reseller and its affiliates, during reasonable business hours, solely for the purpose of verifying amounts payable to The Panda Project under this Agreement.

7.       LICENSE

         Reseller acknowledges that the software and firmware resident in the Products is confidential, proprietary and/or copyrighted by The Panda Project. The Panda Project hereby grants to Reseller a non-exclusive and royalty-free license, under all patents, copyrights and proprietary interests owned or controlled by The Panda Project to use and sell the Products. The Panda Project may revoke any license if Reseller fails to meet any of its obligations hereunder.

         The software and firmware provided hereunder, including any subsequent improvements or updates, are furnished to Reseller under a non-exclusive and royalty-free license for use in a single Product. Reseller agrees that all software and firmware shall not be sold or distributed or otherwise made available to customers or other third parties separate from the Product in which it is resident, nor copied or tampered with nor shall its removal be attempted.

         Upon any default by Reseller under this Agreement, all licensed software and firmware of The Panda Project's within Reseller's possession shall be returned without copying by Reseller to The Panda Project, except for software and firmware resident in Products previously purchased by Reseller or its customers.

         Reseller agrees that, in connection with the transfer of any Product to its customer and in connection with any subsequent transfer by its customer to a third party, it will contractually restrict all such transferees such that they shall:

                  (i) limit the use of the software and firmware thereof to that Product transferred by Reseller, and

                  (ii) not reverse assemble or reverse compile any of the software or firmware.

8.       DUTIES OF THE PANDA PROJECT

         In addition to the other duties set forth in this Agreement, The Panda Project shall have the following duties:

         8.1  TRAINING

         The Panda Project will provide a reasonable number of training courses relating to Archistrat Products at Reseller's facilities in the United States within sixty (60) days of the effective date of this Agreement; provided that The Panda Project shall not be obligated to provide more than an aggregate of sixteen (16) man-hours of its personnel time to all of such courses. The Panda Project shall not charge Reseller for such courses; provided The Panda Project shall not be responsible for any personnel, travel or other costs incurred by Reseller in connection with such courses. The course outlines for such training courses will be submitted to Reseller for approval and input. The Panda Project agrees to provide training in subjects specifically requested by Reseller. Each course shall be for no more than ten (10) students, and shall cover, in detail, the installation, adjustment, operation, testing and maintenance of said Products. Each course shall include a reasonable amount of hands-on experience with the Products in addition to the classroom type of training. Further, when new Products or enhancements are introduced, The Panda Project agrees, when requested by Reseller, to provide Reseller with initial training courses, not to exceed sixteen (16) man-hours of Panda personnel time, on said new Product or enhancements. The Panda Project shall not charge

Reseller for such courses; provided The Panda Project shall not be responsible for any personnel, travel or other costs incurred by Reseller in connection with such courses.

         The Panda Project agrees to provide training courses in addition or subsequent to the initial training courses described above at a cost to be mutually agreed upon when requested to provide such by Reseller. For training courses taught at locations other than Reseller's or The Panda Project's facilities, Reseller agrees to reimburse The Panda Project for the travel and living expenses of the instructor at The Panda Project's prevailing standard rates. Travel and per diem expenses of the trainees will be paid by Reseller.

         8.2      EMERGENCY SUPPORT

         In the event of an emergency involving the Archistrat Products at Reseller's facilities or Reseller's customers' site, The Panda Project will provide to Reseller qualified factory technical support when such assistance is required on a best efforts basis within twenty-four (24) hours, not to exceed forty-eight (48) hours upon notice given; provided, that Reseller has sent qualified service support to such site and has been unable to resolve the problem under Article III or Section 8.3. The Panda Project shall designate one or more contact persons who will be responsible for assuring that the emergency support is provided. Whether the cost of the emergency assistance shall be borne by The Panda Project or Reseller depends on whether the Products are under warranty and in compliance with The Panda Project's specifications. If the Product is in compliance with the specifications, or if the Product is not under warranty, then Reseller will bear the cost and will be billed (except in situations involving epidemic failures as described in Section 9.3 below) at The Panda Project's then prevailing published rates. If the Product is under warranty and not in compliance with The Panda Project's specifications, then The Panda Project shall bear the cost of the emergency assistance.

         8.3  TECHNICAL SUPPORT AND DOCUMENTATION

         The Panda Project will provide the following support to Reseller's plant or Reseller's customer site:

                  (A) Engineering Support, at no charge, to Reseller's Engineering personnel in the form of telephone consultation by The Panda Project's Engineering personnel during The Panda Project's normal working hours.

                  (B) Field Support, at no charge, to Reseller's Field Engineering personnel in the form of telephone or telex consultation by The Panda Project's support organizations and technical assistance specialists during The Panda Project's normal working hours.

                  (C) It is recognized that Reseller may wish to undertake its own major refurbishment or subassembly repair. The Panda Project agrees to extend to Reseller the option to acquire at Reseller's sole expense the technical expertise as defined below and as may be required to establish internal repair capabilities. Reseller reserves the right to exercise this option at any time during this Agreement and The Panda Project agrees to assist Reseller in doing so through an equitable negotiation process. Reseller's typical needs will consist of, but not be limited to:

                           (1)      test specifications
                           (2)      test routines
                           (3)      repair procedures
                           (4)      technical support/training as required
                           (5)      piece part support
                           (6)      tools and test equipment
                           (7)      documentation updates
                           (8)      schematics/logic diagrams
                           (9)      illustrated parts breakdown

         Concurrent with the date of this Agreement, The Panda Project will provide Reseller with a list of all documentation/manuals available or planned for general information, training and for maintenance of the Archistrat Products. Such documentation shall include, but not be limited to, maintenance manuals (which include site preparation, installation, operation, functional description, preventative maintenance, maintenance procedures, logic block diagrams for the Products), logic card manuals which include card layout, technical memos or bulletin files, and copies of documentation covering any product changes. The Panda Project hereby grants at no charge to Reseller the right to reproduce, translate into other languages, and prepare derivative works, distribute, sell, perform and display, in whole or in part, manuals and documentation specified herein, solely for the purpose of performing Reseller's responsibilities under this Agreement. Throughout the term of this Agreement, The Panda Project shall provide Reseller with timely notification in writing of changes to documentation which may be incorporated at Reseller's option. Any user guides, marketing materials or other documentation used by Reseller in connection with the Archistrat Product and not supplied by The Panda Project shall be approved by The Panda


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Project prior to their use. The Panda Project makes no warranty with respect to any such refurbishment or major subassembly repair. No right is or shall be granted for Reseller to resell any such refurbished product.

         8.4      REPLACEMENT PARTS

         The Panda Project agrees to provide the parts listed on the Parts List (or functional equivalents thereof) to Reseller in accordance with Section 16.11 for *************** after expiration or termination of this Agreement.

9.       LIMITED WARRANTY

         9.1 The Panda Project hereby warrants to Reseller that the Archistrat Products delivered hereunder shall be free from defects in materials and workmanship when given normal, proper and intended usage, for three years after the date of delivery to Reseller. Replacement parts or replacement products shall be warranted only for the remainder of such warranty period. The Panda Project does not warrant error-free or uninterrupted operation of the Archistrat Products. Such warranty is subject to the exclusions set forth in Sections 1.2,
3.1 and 8.3 and does not include warranty services to correct any damage caused by improper installation, unsuitable physical or operating environment, improper maintenance, removal of product identification labels, accidents, disaster, misuse, abuse or modifications or additions approved in writing by The Panda Project. The Panda Project assumes no responsibility to provide warranty services outside of the 48 contiguous states of the United States unless otherwise stipulated in a written purchase order. ALL OTHER WARRANTIES, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE HEREBY DISCLAIMED. Except as set forth in
Section 9.3 below, in all situations involving the performance or nonperformance of Archistrat Products, Reseller's exclusive remedy will be to have The Panda Project repair or replace the Archistrat Products as set forth in Article III or Exhibit B. Reseller acknowledges and agrees that The Panda Project's aggregate liability for all claims, losses, damages, costs, expenses, fines or penalties, whether arising from contract, tort or any other legal or equitable theory, due to the acts or omissions of The Panda Project hereunder shall not exceed the lesser of (i) Reseller's actual damages resulting therefrom, or (ii) the amount paid by Reseller to The Panda Project under this Agreement. In no event shall either party be liable to the other for lost profits or other consequential, incidental, indirect or special damages of any nature whatsoever, including, without limitation, loss of data, loss of profits, loss of business, or anticipatory profits, even if such party has been apprised of the likelihood of such damages. The Panda Project's liability, if any, under the warranty contained herein shall only be to Reseller, but it is understood that Reseller shall have the right in its own capacity to make the warranty contained herein to its customers.

         9.2 Warranty services performed by Reseller and reimbursement terms for such services are set forth in Paragraphs 3.2 - 3.5 and Exhibit B of this Agreement.

         9.3 If within twelve months after the date of this Agreement, an epidemic of failures of functional specifications or of conformities of the Archistrat Products, due to the same specifically identified and documented defect or malfunction, occur at a rate greater than the applicable MTBF figures published by The Panda Project or five percent (5%) of the same or similar type products, whichever is less, and occur within any two (2) month period regardless of whether the Products are in or out of warranty, The Panda Project and Reseller shall consult with each other to determine whether such defects or malfunctions result from manufacturing inadequacies or the use of unsuitable materials by The Panda Project. If such determination is made, The Panda Project agrees to provide, at its expense, the technical personnel and assistance necessary to remedy the failed Archistrat Products and to prevent the problem from occurring in future deliveries.

         In the event that The Panda Project is unable to remedy the problem in the Products, Reseller may, at its option, cancel any and all purchase orders or portions thereof for Archistrat Products which are experiencing the epidemic failures and Reseller may return, for full credit, the Archistrat Products which have already been received by Reseller. Further, Reseller may cancel any and all purchase orders or portions thereof for Archistrat Products which were used in, or in conjunction with, the Archistrat Products experiencing the epidemic of failures (e.g., spare parts, accessories, etc.), and Reseller may return freight collect and for full credit, such Archistrat Products which have already been received.

         9.4 The Panda Project and Reseller may agree on alternative warranty provisions from time to time by amendment to this Agreement.

10.      TRADEMARKS AND RELATED MATTERS

         10.1 No rights are granted to Reseller to use trademarks and trade names of The Panda Project ("Trademarks") or trademarks or trade names of third parties used in conjunction with the Archistrat Products except to identify Archistrat Products purchased from The Panda Project pursuant to this Agreement. Unless otherwise agreed by the parties, all Archistrat Products will be sold under Panda Trademarks.

11.      PATENTS AND COPYRIGHTS

         11.1 The Panda Project will defend Reseller against a claim that Archistrat Products infringe a United States patent or copyright or trade secret and will pay resulting costs, damages, and attorneys' fees finally awarded by a court, provided that (i) Reseller promptly notifies The Panda Project in writing of the claim; and (ii) The Panda Project has sole control of the defense and all related settlement discussions.

         11.2 If the Archistrat Products or the operation thereof become or in the opinion of The Panda Project are likely to become, the subject of such a claim, Reseller will permit The Panda Project, at the sole option and expense of The Panda Project, either to procure the right for the Reseller to continue marketing and using the Archistrat Products or to replace or modify them so that they become non-infringing but without any impairment in quality or functionality.

         11.3 The Panda Project shall have no liability for any claim based solely upon the combination, operation or use of any Archistrat Product supplied hereunder with equipment, data, or programming not supplied by The Panda Project, or based upon any alteration or modification of the Archistrat Products.

         11.4 The foregoing states the entire obligation of The Panda Project to Reseller with respect to infringement of patents and copyrights and trade secrets.

12.      CONFIDENTIAL INFORMATION

         12.1 Confidential information shall mean all information designated as such in writing by The Panda Project, whether by letter or by the use of an appropriate proprietary stamp or legend, which relates to the present or future development and business activities of The Panda Project, including, but not limited to, all sales, promotional, advertising, and support programs and all inventions, products, processes, methods and other technical information. Without limiting the foregoing, all information referred to in Sections 7 and 8.3(C) above and Section 16.13 below is confidential information. Notwithstanding the foregoing, information which is orally disclosed to Reseller by The Panda Project, or is disclosed in writing without an appropriate letter, proprietary stamp or legend, shall constitute confidential information if, within ten (10) days after such disclosure, The Panda Project delivers to Reseller a written document designating such information as confidential. Reseller shall hold such confidential information in trust and confidence for The Panda Project and shall not use or reproduce it except in furtherance of the relationship set forth in this Agreement, nor publish, copy, disclose or disseminate it, except to customers, employees or contractors who have a need to know such information and are bound by written agreement to protect the confidentiality of such information, or as may be authorized by The Panda Project in writing. Upon the expiration or termination of this Agreement, Reseller shall promptly deliver to The Panda Project all confidential information or written or descriptive matter containing any such confidential information.

13.      TERMINATION

         13.1 Reseller shall have the right to terminate this Agreement at any time after the first six (6) months, for any reason or no reason whatsoever, including breach by The Panda Project of its obligations under this Agreement, at such party's sole discretion, said termination to be effective 30 days from the date written notice of termination is received by the non-terminating party.

         13.2 Upon the occurrence of any of the following enumerated circumstances, termination of this Agreement by The Panda Project shall be effective immediately upon receipt by Reseller of written notice of termination.

                  13.2.1 Reseller is adjudged or becomes bankrupt or insolvent, is unable to pay its debts as they become due, has substantially all of its assets seized or makes an assignment for the benefit of its creditors; or

                  13.2.2  Reseller is dissolved or liquidated; or

                  13.2.3 Reseller breaches any of its obligations under this Agreement and such breach is not cured within 30 days after notice from The Panda Project.

         13.3 If The Panda Project terminates this Agreement, The Panda Project may, upon mutual agreement of the parties, repurchase some or all of the Archistrat Products in Reseller's inventory at prices to be agreed upon by The Panda Project and Reseller, but in no event greater than the price invoiced to and actually paid by Reseller less any credits received by Reseller in respect to such products and The Panda Project shall be responsible for any delivery charges resulting from the delivery of these products to a location designated by The Panda Project.

         13.4 Notwithstanding any termination, all pending unfilled orders will be filled and performed by the parties.

14.      INDEMNIFICATION

         Reseller agrees to indemnify and hold harmless The Panda Project and its directors, officers, employees, representatives and agents (collectively, the "The Panda Project Indemnitees") from and against all liabilities, obligations, losses, damages, penalties, interest, claims, actions, suits, investigations, proceedings, judgments, orders, or injuries (including death to any person or damage to property) of whatever nature, and including court costs and attorneys' fees and disbursements, whether suit is instituted or not, and, if instituted, whether at any trial or appellate level, imposed on, incurred by or asserted against The Panda Project Indemnitees or any of them, arising out of, in connection with or based upon the acts, omissions or breach by Reseller and its employees, officers, directors, agents and representatives of Reseller's representations, warranties, covenants, duties and obligations under or pursuant to this Agreement; provided, that Reseller shall not be obligated to indemnify The Panda Indemnities with respect to any matter arising out of The Panda Project's intentional misconduct, negligence or breach of warranty. These indemnification obligations shall survive the termination of this Agreement. With respect to claims for which indemnification is payable under this Agreement, such indemnification shall be paid by Reseller on a current basis upon receipt of such vouchers and other supporting documentation as may reasonably be requested.

         15.      INSURANCE


            15.1 At all times during the term of this Agreement, Reseller shall maintain, in full force and effect with insurance carriers duly authorized to do business in the states and countries where its services are to be performed, the following types and minimum coverage limits of insurance (or such greater limits as are required by the applicable laws): (i) commercial general liability insurance for death, bodily injury, property damage and for personal injury (including libel, slander defamation of character and violation of the right of privacy) in limits of not less than $1,000,000 per occurrence; (ii) comprehensive automobile liability (included hired, owned and non-owned vehicles) in limits of not less than $1,000,000 per occurrence, for bodily injury and property damage; and (iii) workers' compensation in compliance with the applicable laws, including employer's liability in limits of not less than $100,000 per accident. By appropriate riders or endorsements to such policies, The Panda Project shall be included as an additional insured (with the exception of the workers' compensation policy).


         15.2 If any of the coverages are on a claims made basis, Reseller's maintenance of such coverages shall survive the termination of this Agreement until the expiration of the maximum statutory period of limitations in the state where the services are performed for actions based in contract or in tort. Upon the execution of this Agreement, Reseller shall furnish The Panda Project a certificate of insurance from its insurance carriers reflecting the Reseller's insurance coverages are consistent with all requirements under this Agreement and providing that such insurance carriers will notify The Panda Project in writing at least 30 days prior to any cancellation, termination, non-renewal or modification to Reseller's policies. Reseller shall provide The Panda Project with renewal or replacement certificate(s) not less than 30 days prior thereto.

16.      GENERAL

         16.1 Reseller shall not have the right to assign, delegate or subcontract the services to be performed hereunder, or any part thereof, without the prior written consent of The Panda Project, and notwithstanding such assignment, delegation or subcontracting, Reseller shall not be released from its duties and obligations hereunder.

         16.2 This Agreement and the exhibits hereto constitute the entire agreement between the parties hereto and supersede all prior agreements, understandings and commitments. This Agreement can be modified only by a written amendment executed by Reseller and The Panda Project, and shall not be interpreted, supplemented or modified by any course of dealing or trade usage. This Agreement has been negotiated freely and openly by the parties, and it shall be interpreted without regard to any presumption or rule requiring construction against the party causing this Agreement to be drafted.

         16.3 Any obligations and duties which by their nature extend beyond the expiration or termination of this Agreement shall survive any expiration or termination and remain in effect, including, without limitation, those set forth in Paragraphs 6.1-6.3, 7, 8.4, 9.1-9.3, 10.1, 11.1-11.4, 12, 13.2-13.4, 14, 15.1, 15.2, 16.2, 16.4, 16.5 and
16.7-16.13.

         16.4 If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable, such provision shall be enforced to the fullest extent permitted by applicable law and the validity, legality, and enforceability of the remaining provision shall not in any way be affected or impaired thereby.

         16.5 In the event a party is unable to perform any of its obligations under this Agreement due to the occurrence of any event or contingency beyond its reasonable control, the affected party's performance shall be extended for the period of delay or inability to perform due to such occurrence.

         16.6 Notices required or permitted hereunder shall be in writing and deemed given and received when properly posted by registered or certified mail, postage prepaid, first class in an envelope properly addressed (i) if to The Panda Project, to 901 Yamato Road, Boca Raton, Florida, 33431 Attention:
President, Archistrat Systems Division, (ii) if to Reseller, to the address set forth in the introduction of this Agreement Attention: Gerry Pasko; or to such other addresses as Reseller or The Panda Project specify in writing to the other party.

         16.7 Except as otherwise provided herein, no waiver of any of the provisions of the Agreement shall be valid or effective unless in writing and signed by the waiving party; and no waiver of any breach or condition of the Agreement shall be deemed to be a continuing waiver or a waiver of any other breach or condition.

         16.8 THIS AGREEMENT AND ALL TRANSACTIONS EXECUTED HEREUNDER SHALL BE GOVERNED EXCLUSIVELY BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW.

         16.9 This Agreement is The Panda Project Confidential.

         16.10 The Panda Project represents that the terms and conditions and the prices for Archistrat Products contained in this Agreement are no less favorable to Reseller than the most favorable terms and conditions and prices offered to any other reseller or customer of The Panda Project for Archistrat Products outside governmental channels which reseller or customer is performing services or providing benefits to The Panda Project that are not materially more extensive than those being performed by Reseller hereunder.

         16.11 Subject to the provisions of Section 8.4, in the event of termination of the Agreement for any reason, The Panda Project agrees to sell spare parts to Reseller at the lowest prices offered to any other reseller or customer outside governmental channels in order for Reseller to maintain products for its customers; provided such reseller or customer is performing services or providing benefits to The Panda Project that are not materially more extensive than those being performed by Reseller.

         16.12 Reseller understands that the products to be purchased and programs to be licensed hereunder may require a validated export license. Reseller agrees to assist The Panda Project to obtain any such required license by supplying appropriate documentation requested by The Panda Project. Reseller agrees to comply with U.S. Export Administration Regulations as in effect from time to time and will not re-export any products without first gaining approval from The Panda Project and until approval is obtained from the United States Department of Commerce or other applicable authority. Reseller agrees to obtain similar assurances from its customers. Reseller will also maintain the necessary records to comply with United State Export Administration Regulations.

         16.13 The parties acknowledge and agree that the ACT database supplied to Reseller by Panda shall be the joint property of the parties and The Panda Project shall have full and free access to any sales information relating to the Archistrat Products.

         16.14 In the event The Panda Project becomes subject to bankruptcy or insolvency proceedings which are not dismissed within 45 days and fails to supply Archistrat Products as provided hereunder for a period of 30 days after written notice from Reseller, Reseller shall be granted a conditional license to such documentation as is necessary to manufacture the Archistrat Products and which The Panda Project has the right to license to Reseller. Such license shall be for the limited purpose of permitting Reseller to manufacture Archistrat Products to fill

Reseller Purchase Orders under this Agreement as of the date of such notice, shall extend only for the period of time needed to fill such orders and shall be nontransferable.

THE PARTIES ACKNOWLEDGE THAT THEY HAVE READ THIS AGREEMENT AND AGREE TO BE BOUND BY ITS TERMS AND CONDITIONS.

RESELLER

SIEMENS NIXDORF INFORMATION                  THE PANDA PROJECT, INC.
     SYSTEMS, INC.

By:                                          By:

Title:                                       Title:

Date:                                        Date:
__________________

CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

                                    EXHIBIT A

                                  CONFIDENTIAL

                          THE PANDA PROJECT/Trademark/

                               OFFICIAL PRICE LIST

           ARCHISTRAT/Registered trademark/   SYSTEMS PRICE LIST
---------------------------------------------------------------------------------------------------------------------------------
ARCHISTRAT/Registered                         DESCRIPTION                             DEALER         LIST       QTY      EXTENDED
  trademark/ PART NUMBER                                                               PRICE         PRICE                PRICE
------------------------          -------------------------------------               ------         -----      ---      --------
SERVER                               (Must select)
        TBD                       Archistrat 4s Base Unit                             $****          $****
PLATFORM                             (Must select one platform: 1 CPU card &
                                     1 Bridge card)
        48260040                  Intel Pentium 100 MHz CPU card                      $****          $****
        48260098                  Intel Pentium 166 MHz CPU card                      $****          $****
        48260033                  Intel Bridge card                                   $****          $****
        48260090                  DEC Alpha CPU card w/L3 Cache 2 MB                  $****          $****
        48260088                  DEC Bridge Alpha card                               $****          $****
MEMORY                              (SELECT AT LEAST ONE)
        48260029                  32MB Memory Module                                  $****          $****
        48260030                  64MB Memory Module                                  $****          $****
        TBD                       DIMMS, 32 MB Memory                                 $****          $****
        TBD                       DIMMS, 64 MB Memory                                 $****          $****
VIDEO                               (SELECT ONE)
        48260056                  Boca PCI SVGA 2 MB Video Card                       $****          $****
        48260119                  Dynamic Pictures V192 3D Video Card                 $****          $****
SCSI CONTROLLERS                    (SELECT ONE)
        48260123                  Adaptec PCI Fast/Wide SCSI Controller               $****           ****
        48260121                  Mylex PCI Dual-Channel Fast/Wide RAID               $****          $****
                                  Adapter w/ 4 MB EDRAM

SEPTEMBER 16, 1996
PRICES SUBJECT TO CHANGE

CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.


HARD DRIVES                         (SELECT AT LEAST ONE)
        48220032                  2 GB Fast/Wide SCSI-2 HD - 7200RPM                  $****          $****
        48220033                  4 GB Fast/Wide SCSI-2 HD - 7200RPM                  $****          $****
        CIRCLE ONE:                 UPPER DRIVE BAY
                                    LOWER DRIVE BAY
COMMUNICATIONS                      (SELECT ONE)
        48260072                  Cogent EM110TX PCI Ethernet Adapter                 $****          $****
        48260073                  Cogent EM400 Quartet Ethernet Adapter               $****          $****
                                                        OPTIONAL PARTS
MODEM
        48260118                  Boca Research 28.8 V.341                            $****          $****
SOFTWARE
        48270079                  Windows NT 3.51 Workstation                         $****          $****
DISPLAY
        48200002                  Nokia Multigraph 447X 21" Monitor                   $****          $****
                                                                 Total

        *ARCHISTRAT/Registered trademark    SYSTEM BASE UNIT INCLUDES:
        **4X CD-ROM
        **3.5" FLOPPY DRIVE
        **CACHE MEMORY - 16KB INTERNAL & 512KB EXTERNAL
        **EXPANSION SLOTS - SIX 32/64 BIT PCI & FOUR 16 BIT ISA SLOTS TOTAL **UPPER DRIVE BAYS - FOUR BAY TOTAL
        **LOWER DRIVE BAYS - 12 LOW PROFILE OR 10 HALF BAYS
        **I/O PORTS
        **BACKPLANE
        **KEYBOARD, MOUSE, AND 400 WATT POWER SUPPLY

          CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

EXHIBIT B

                                          WARRANTY REIMBURSEMENT PROGRAM

         On-site warranty services that are provided by the Reseller shall be reimbursed by Panda within 30 days after receipt of warranty repair documentation and the defective product, in accordance with the reimbursement schedule set forth below:

                             REIMBURSEMENT SCHEDULE

ITEM(S) OF REPAIR/REPLACEMENT          REIMBURSEMENT AMOUNT
-----------------------------          --------------------
Power Supply                                                 $ ***** 1

Back Plane                                                   $ ***** 1

All Other Components                                         $ ***** 1

Diagnostics Charge 2                   $*****/hour with cap of $*****

1 Includes all chargeable labor and overhead costs.

2 Applies only to repairs where Reseller service technician is unable to resolve problem and Panda Technical Support determines appropriate amount for reimbursement under the warranty coverage.

                        WARRANTY REIMBURSEMENT PROCEDURES

The following procedures must be followed to receive The Panda Project, Inc. warranty reimbursement:

1. All warranty reimbursements MUST be submitted on the standard "Computer Industry" Parts Exchange/Warranty Reimbursement Form to be provided by The Panda Project.

2. The Parts Exchange/Warranty Reimbursement Form must be completed in full with proof of purchase attached to the form.

3. All service parts used must be shipped to and received by The Panda Project at the below listed address for reimbursement payment to be processed. A copy of the Parts Exchange/Warranty Reimbursement Form MUST accompany all parts shipments:

                                    EXHIBIT B

                      THE PANDA PROJECT, INC.
                      ATTN:  WARRANTY PARTS RETURN/REIMBURSEMENT
                      1121 HOLLAND DRIVE, BAY 16
                      BOCA RATON, FLORIDA  33487

4. Warranty reimbursement will be paid only when the Parts Exchange/Warranty Reimbursement Form has been completed AND the replaced service part has been received by The Panda Project.

CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

                                    EXHIBIT C

                      THE PANDA PROJECT, INC. CONFIDENTIAL

                                SPARE PARTS LIST

----------------- ------------------------------------------------------ --------------------- ------------
48010000          Battery                                                                         $***
----------------- ------------------------------------------------------ --------------------- ------------
48200004          Keyboard                                               PANDA                    $***
----------------- ------------------------------------------------------ --------------------- ------------
48200005          Mouse                                                                           $***
----------------- ------------------------------------------------------ --------------------- ------------
48220004          DAT Drive                                              HP                       $***
----------------- ------------------------------------------------------ --------------------- ------------
48220009          Hard Drive 2GB Fast SCSI-7200                          SEAGATE
----------------- ------------------------------------------------------ --------------------- ------------
48220010          Hard Drive 4GB FAST scsi-7200                          SEGATE                   $***
----------------- ------------------------------------------------------ --------------------- ------------
48220025          CD-ROM Drive                                           SONY                     $***
----------------- ------------------------------------------------------ --------------------- ------------
48220026          3.5 Floppy Drive                                       SONY                     $***
----------------- ------------------------------------------------------ --------------------- ------------
48220032          2 GB Fast & Wide SCSI hard drive                       SEGATE                   $***
----------------- ------------------------------------------------------ --------------------- ------------
48220033          4 GB Fast & Wide SCSI hard drive                       SEGATE                   $***
----------------- ------------------------------------------------------ --------------------- ------------
48230002          60 MM Fan                                                                       $***
----------------- ------------------------------------------------------ --------------------- ------------
48230007          400 W. Power Supply                                    TEKTRIS                  $***
----------------- ------------------------------------------------------ --------------------- ------------
48230012          80 MM Fan                                                                       $***
----------------- ------------------------------------------------------ --------------------- ------------
48240061          12 V DC Motor                                                                   $***
----------------- ------------------------------------------------------ --------------------- ------------
48260001          Backplane System Board (REV 5.X OR HIGHER)             PANDA                    $***
----------------- ------------------------------------------------------ --------------------- ------------
48260025          SCSI Controller, Adapter PCI                           ADAPTEC                  $***
----------------- ------------------------------------------------------ --------------------- ------------
48260029          32MB Memory Module                                     IBM                      $***
----------------- ------------------------------------------------------ --------------------- ------------
48260030          64MB Memory Module                                     IBM                      $***
----------------- ------------------------------------------------------ --------------------- ------------
48260032          Network Interface Card, D-Link                         D-Link                   $***
----------------- ------------------------------------------------------ --------------------- ------------
48260033          Bridge Card                                            PANDA                    $***
----------------- ------------------------------------------------------ --------------------- ------------
48260040          100 MHz. CPU Card                                      PANDA                    $***
----------------- ------------------------------------------------------ --------------------- ------------
48260056          Video Adapter Card                                     BOCA RES.                $***
----------------- ------------------------------------------------------ --------------------- ------------
48260072          Fast Ethernet Adapter 10/100                           COGENT                   $***
----------------- ------------------------------------------------------ --------------------- ------------
48260073          Ethernet Adapter, 4-Ch TX400 Quartet                   COGENT                   $***
----------------- ------------------------------------------------------ --------------------- ------------
48260086          DEC Alpha bridge board                                 PANDA                    $***
----------------- ------------------------------------------------------ --------------------- ------------
48260090          DEC Alpha CPU board w/L3 cache                         PANDA                    $***
----------------- ------------------------------------------------------ --------------------- ------------
48260098          166 MHz. CPU Card                                      PANDA                    $***
----------------- ------------------------------------------------------ --------------------- ------------

CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

----------------- ------------------------------------------------------ --------------------- ------------
48260118          Modem, 28.8                                            BOCA RES.                $***
----------------- ------------------------------------------------------ --------------------- ------------
48260119          Video Adapter Card                                     DYN.PIC                  $***
----------------- ------------------------------------------------------ --------------------- ------------
48260121          Mylex RAID controller w/ 4 MB EDRAM                    MYLEX                    $***
----------------- ------------------------------------------------------ --------------------- ------------
48260123          Adaptec 2940W SCSI controller                          ADAPTEC                  $***
----------------- ------------------------------------------------------ --------------------- ------------
48280004          Staircase Signal Cable                                 PANDA                    $***
----------------- ------------------------------------------------------ --------------------- ------------
48280007          HDD Signal Cable                                       PANDA                    $***
----------------- ------------------------------------------------------ --------------------- ------------
48280019          Speaker Assembly 2/Cable                               PANDA                    $***
----------------- ------------------------------------------------------ --------------------- ------------
48280042          Power Cable                                            PANDA                    $***
----------------- ------------------------------------------------------ --------------------- ------------
48280055          Fast & Wide SCSI cable                                 PANDA                    $***
----------------- ------------------------------------------------------ --------------------- ------------

                                    EXHIBIT D

                          CONSIGNED INVENTORY AGREEMENT

CONSIGNOR:            The Panda Project Inc.
                      901 Yamato Road
                      Boca Raton, Florida  33431

CONSIGNEE:            Siemens Nixdorf Information Systems, Inc.
                      200 Wheeler Road
                      Burlington, Ma.  01803

1.0      SCOPE

         The terms expressed below form the key elements of an agreement between Siemens Nixdorf Information Systems, Inc. ("Siemens") and The Panda Project, Inc. ("Panda"), establishing a service parts consignment inventory program for the various items utilized in the servicing of Archistrat computer servers and workstations.

2.0      TERM

         The term of this agreement shall be concurrent with the Term of the Reseller Agreement. This agreement will be considered in full force unless terminated as per the termination terms of the Reseller Agreement. A three (3) month pilot program will be used to demonstrate the viability of the process. After such three-month pilot program, the parties shall consult to determine the feasibility of continuing the program.

         In the event this agreement is terminated, all service parts inventory is to be returned to Panda within 10 working days, freight collect. All inventory not returned to Panda after this time will be considered Siemens' inventory and payment will be due as noted in Section 6.0.

3.0      SERVICE PARTS INVENTORY LEVELS

         Subject to the terms of the Reseller Agreement, Panda will stock service parts on consignment at Siemens. Panda and Siemens will assign a specific person from each company that will be responsible for the levels of inventory, the accuracy of the inventory and demand requirements for the inventory. Should a need arise to adjust any of the levels or type of inventory required to support customer service requirements, a mutually agreeable adjustment will be made to this agreement and an official change made.

4.0      INVENTORY LOCATION/SECURITY

         Siemens will provide a security location at:

                      Cerplex
                      270 Merrimack Street
                      Lawrence, Ma.  01843

         Siemens will conduct all physical inventories and stock inventory under lock and key to safeguard the inventory. It is the responsibility of Siemens to maintain the security of this location. Panda will retain access privileges and periodically conduct security audits of this location to insure compliance. All breaches in security must be reported to Panda immediately and a full security report and inquiry will be conducted between Panda and Siemens.

         Siemens will be responsible for theft, loss or damages while the inventory resides in the consignment location as previously stated. The dollar amount of any loss will be determined by the current Panda standard cost at the time of the loss.

         Siemens will physically count inventory using Panda service part numbers on a regular basis and a full cycle count program will be utilized for this location. Any discrepancies between book quantity on hand and the actual quantity on hand will be resolved to both parties satisfaction within forty-eight (48) hours.

         Siemens will also maintain its own inventory control procedures and records for the consigned service parts inventory and will allow Panda to audit these records as required. Siemens will submit their formal cycle count procedures that are currently in place. They are considered part of this agreement.

         Siemens represents and warrants that it has, and during the term of this agreement will have, adequate insurance to cover all consigned inventory hereunder against loss for its full replacement value.

5.0      PURCHASE ORDERS

         Panda will provide a purchase order showing all parts that are expected to be received at the consignment location. Upon receipt of the service parts, Siemens will inspect for freight damage, conduct a physical count to the packing slip counts and notify Panda of any discrepancies or shipment issues within forty-eight (48) hours from receipt. Should any of the consigned service parts in inventory require any further inspection, this will be defined by Siemens' Quality Engineer and should be covered under Siemens' receiving inspection criteria for the specific parts identified. Siemens will maintain a service parts receiving log for all incoming shipments.

           CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

6.0      GENERAL

         Any inventory that has not been returned to Panda as directed by this agreement will be subject to billing by Panda. Pricing will be determined as set forth in the Reseller Agreement. In addition to this, any consigned service parts inventory will be subject to a handling charge of ***** of the list price of the parts, as discounted pursuant to Section 3.6 of the Agreement.

         Siemens shall, at Panda's request, execute and cooperate in the filing of an appropriate statement under the Uniform Commercial Code evidencing the consignment relationship created hereby.

7.0 REPORTING

         A weekly service parts inventory report of the consigned location will be required by Panda. It should clearly show the Panda service part numbers, description of the product, quantity on hand and the date of the last cycle count. Other reports will be required for DOA/Defective bad service parts replaced on service hard calls. All in and out inventory must have inventory tracking reports.

                                    EXHIBIT E

                         EVALUATION EQUIPMENT AGREEMENT

         The undersigned ("Customer") hereby acknowledges that the products listed below (the "Equipment") will be delivered to ______________, located at ______________________, for an evaluation period not to exceed 60 days from the date of receipt of equipment. The following terms and conditions are agreed upon by both parties regarding the term, conditions and confidentiality of the evaluation and use of the Equipment.

         1. Customer agrees that the Equipment is on loan to Customer for the sole purpose of performance testing, software compatibility, etc. The Equipment is to be returned to Siemens Nixdorf in good condition, reasonable wear and tear excepted. Customer further agrees that if, at the end of the test period, the Equipment is not returned to Siemens Nixdorf, or Customer has not requested additional time in writing, then Siemens Nixdorf will invoice the Customer at the then current Siemens Nixdorf published list price of the Equipment. Siemens Nixdorf will not invoice the Customer published list price if the Customer has chosen Siemens Nixdorf and issued a purchase order for the Equipment. Siemens would then invoice the Customer at the agreed upon purchase price. Siemens Nixdorf has no responsibility whatsoever for Customer's results or claims arising from test process. Testing is at Customer's risk and expense.

         2. Siemens Nixdorf agrees to pay freight for the Equipment delivered to Customer with the right to select the method and carrier for shipment. Customer agrees to pay freight for the Equipment upon return to Siemens Nixdorf in the event Customer does not elect to purchase the Equipment. Customer has no ownership rights with respect to the Equipment.

         3. Evaluation testing, test data and performance data on the Equipment tested at Customer's site is confidential and proprietary information governed by the terms of that certain nondisclosure agreement between the parties.

Siemens Nixdorf Information Systems, Inc.
Defined Equipment

Qty.    Model              Serial No.      Description

The below authorized agents of Siemens Nixdorf Information Systems, Inc. and Customer agree to the terms and conditions stated herein regarding the defined Equipment.

SIEMENS NIXDORF INFORMATION           CUSTOMER
SYSTEMS, INC.

By:_________________________          By:________________________

                                      E-3